                            VOTING AGREEMENT
                            ----------------

     This Voting Agreement (this "Agreement") is made and entered into as of the Effective Date (as defined below) by and among SSE TELECOM, INC., a Delaware corporation (the "Company"), ALCATEL TELSPACE, a societe anonyme organized under the laws of France (the "Purchaser"), and each stockholder of the Company who becomes a party to this Agreement by the execution of this Agreement, or a like counterpart hereof (such entities and individuals are referred to herein, collectively, as the "Stockholders" and, individually, as a "Stockholder").

                                WITNESS:
                                --------

     WHEREAS, the Company and Purchaser intend that Purchaser will acquire shares of the common stock of the Company pursuant to the terms of a certain Stock Purchase and Investment Agreement to be entered into by the Company and Purchaser (the "Investment Agreement"); and

     WHEREAS, to induce the Purchaser to enter into the Investment Agreement and to purchase shares of the Company's common stock, the Company has agreed to request the Stockholders to enter into this Agreement; and

     WHEREAS, the Stockholders deem the purchase of common stock of the Company by the Purchaser pursuant to the Investment Agreement to be in the best interests of the Company, and the Stockholders are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein and of the mutual benefits to be derived herefrom, and intending to be legally bound, the parties hereto agree as follows:

                                ARTICLE I

                               DEFINITIONS
                               -----------

  SECTION 1.1    DEFINITIONS.  As used in this Agreement, the following
                 -----------
defined terms have the meanings indicated below:

     "AFFILIATE" of a person means a Person that directly or indirectly
     -----------
through one or more intermediates, controls, is controlled by, or is under common control with, the first Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "BOARD" has the meaning set forth in Article II.
     -------

     "COMMON STOCK" means the authorized Common Stock of the Company, par
     --------------
value $.01 per share, whether or not issued and outstanding.

     "COMPANY" has the meaning set forth in the introductory paragraph
     ---------
     hereof.
     "DGCL" has the meaning set forth in Article II.

     "EFFECTIVE DATE" has the meaning set forth in Section 4.2
     ----------------

     "ELECTION MEETING" has the meaning set forth in Article II.
     ------------------

     "INVESTMENT AGREEMENT" has the meaning set forth in the recitals hereto.
     ----------------------

     "PERSON" means any natural person, corporation, general partnership,
     --------
limited partnership, proprietorship, limited liability company, joint venture, other business organization, trust, union, association or governmental authority.

     "PURCHASER" has the meaning set forth in the introductory paragraph
     -----------
hereof.

     "PURCHASER DIRECTOR" has the meaning set forth in Article II.
     --------------------

     "PURCHASER NOMINEE" has the meaning set forth in Article II.
     -------------------

     "STOCKHOLDERS" and "STOCKHOLDER" have the meaning set forth in the
     --------------     -------------
introductory paragraph hereof.

     "SUCCESSOR PURCHASER DIRECTOR" has the meaning set forth in Article II.
     ------------------------------

     "VOTING STOCK" means the Common Stock and any other capital stock or
     --------------
securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than such capital stock or securities having such power only upon the occurrence of a contingency) now owned or hereafter acquired by any Stockholder.

                                  ARTICLE II

                             BOARD REPRESENTATION
                             --------------------

     At least thirty (30) days prior to establishing the date for any annual or special meeting of stockholders of the Company at which the Board of Directors of the Company (the "Board") will be elected (an "Election Meeting") the Company shall notify the Purchaser of its intent to establish such date. Upon its receipt of such notice, the Purchaser shall have the right, but not the obligation, to designate an individual who may, but need not be, an employee of the Purchaser or an Affiliate of the Purchaser (the "Purchaser Nominee") for nomination to the Board. The Company and the Stockholders shall use their best efforts to cause the Purchaser Nominee to be nominated (including, but not limited to, making the Purchaser Nominee a member of the recommended management slate of directors) for election to the Board at such Election Meeting and elected thereat. In addition, each Stockholder agrees to vote (whether in person or by proxy) all shares of Voting Stock of the Company owned or held of record by such Stockholder at any Election Meeting in favor of the election of the Purchaser Nominee to the Board.

     In the event that any Purchaser Nominee is elected to the Board (the "Purchaser Director") and thereafter such Purchaser Director dies, resigns, or is removed (with or without cause) from the Board, then the Purchaser shall have the right, but not the obligation, to designate a successor Purchaser Director (the "Successor Purchaser Director") to fill the vacancy on the Board. In the event the Purchaser designates such Successor Purchaser Director, the Company and the Stockholders shall use their best efforts to cause the remaining directors on the Board to elect the Successor Purchaser Director in accordance with the certificate of incorporation and by-laws of the Company and the Delaware General Corporation Law ("DGCL") as the successor director to hold office for the unexpired portion of the term of the Purchaser Director. In addition, if the stockholders of the Company have the right to appoint a successor director pursuant to the terms of the certificate of incorporation and by-laws of the Company and the DGCL, then the Company and the Stockholders shall use their best efforts to cause the stockholders of the Company to appoint the Successor Purchaser Director as the successor to the Purchaser Director and, in connection therewith, each Stockholder agrees to vote (whether in person or by proxy) all shares of Voting Stock of the Company owned or held of record by such Stockholder in favor of the appointment of the Successor Purchaser Director as the successor to the Purchaser Director.

                               ARTICLE III

                               TERMINATION
                               -----------

     This Agreement shall terminate (a) on the date on which the Purchaser and all of the Affiliates of the Purchaser hold, in the aggregate, less than 500,000 shares of Common Stock, or (b) as to each Stockholder, the date on which such Stockholder holds, of record and beneficially, less than 5,000 shares of Voting Stock. In addition to the foregoing, this Agreement shall terminate in respect to O'Henry Partnership and in respect to Theodore J. Georgelas and April Georgelas, if not earlier terminated, on September 30, 1998.

                               ARTICLE IV

                              MISCELLANEOUS
                              -------------

     SECTION 4.1    NOTICES.  All notices and other communications hereunder
                    -------
shall be in writing and will be deemed to have been duly given (i) when personally delivered, (ii) when sent by telefax to a party at the number listed below for such party, (iii) three (3) business days after the day on which the same has been delivered prepaid to an international courier service, or (iv) ten (10) business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to the party to whom such notice is to be given at the following address for such party:

If to the Company        SSE Telecom, Inc.
                         8230 Leesburg Pike
                         Suite 710
                         Vienna, Virginia 22182
                         U.S.A.
                         Attention:  Daniel E. Moore
                         Telefax No.:  703-790-0486

With Copies to:          Surovell, Jackson, Colten & Dugan, P.C.
                         4010 University Drive, Suite 200
                         Fairfax, Virginia 22030
                         U.S.A.
                         Attention:  G. Donald Markle, Esquire
                         Telefax No.:  703-591-2149

If to the Purchaser:     Alcatel Telspace
                         5 rue Noel PONS
                         92734 NANTERRE Cedex
                         FRANCE
                         Attention:  Jacques Couet
                         Telefax No.:  331-46524596

With Copies to:          Alcatel Telspace
                         5 rue Noel PONS
                         92734 NANTERRE Cedex
                         FRANCE
                         Attention:  Martine Funston, Esquire
                                     Legal Counsel
                         Telefax No.:  331-46524595

If to the Stockholders:  To the address and/or telefax number for each
                         Stockholder set forth below its signature

Any party hereto from time to time may change its address, telefax number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     SECTION 4.2    EFFECTIVE DATE.  This Agreement shall be effective (the
                    --------------
"Effective Date") concurrent with closing under the Investment Agreement as to each Person who has executed this Agreement at or prior to closing under the Investment Agreement, and as of the date of execution of this Agreement by any Person who becomes a party to this Agreement after closing under the Investment Agreement.

     SECTION 4.3    OWNERSHIP OF VOTING STOCK.  Each Stockholder severally
                    -------------------------
represents to Purchaser that such Stockholder holds of record and beneficially, as of the Effective Date, the number of shares of Common Stock of the Company set forth after such Stockholder's signature.

     SECTION 4.4    BENEFITS AND BINDING EFFECT.  Neither this Agreement nor
                    ---------------------------
any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, provided that the Purchaser may assign any or all rights or obligations of the Purchaser hereunder to any Affiliate of the Purchaser. Nothing contained in this Agreement shall restrict or inhibit the right of any Stockholder to transfer or sell any shares of Common Stock owned by such Stockholder free and clear from the terms and provisions of this Agreement, and any transferee of such shares shall not be bound by this Agreement. Subject to the first sentence of this Section 4.4, this Agreement is binding upon, and inures to the benefit of and is enforceable by the parties hereto, and their respective successors in interest.

     SECTION 4.5    CAPTIONS.  The captions used in this Agreement have been
                    --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

     SECTION 4.6    GOVERNING LAW.  This Agreement shall be governed by and
                    -------------
construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such

State, without giving effect to the conflicts of laws principles thereof.

     SECTION 4.7    COUNTERPARTS.  This Agreement may be executed in one or
                    ------------
more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     SECTION 4.8    SEVERABILITY.  Any provision of this Agreement which is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 4.9    NO THIRD PARTY BENEFICIARY.  This Agreement shall not
                    --------------------------
confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the Effective Date.

                                   COMPANY:

                                   SSE TELECOM, INC., a Delaware
                                   corporation

                                   By: /s/ Frederick  C. Toombs
                                      -----------------------------------------
                                   Name:  Frederick C. Toombs
                                        ---------------------------------------
                                   Title:  President
                                         --------------------------------------


                                   PURCHASER:

                                   ALCATEL TELSPACE, a French societe
                                   anonyme


                                   By: /s/ Jerome de Vitry
                                      -----------------------------------------
                                   Name: Jerome de Vitry
                                        ---------------------------------------

                                   Title:  Director R&D and Product Management
                                         -------------------------------------
                                         ATTORNEY-IN-FACT

                        SIGNATURE PAGE FOR STOCKHOLDERS
                   WHO BECOME PARTIES TO THE VOTING AGREEMENT
                AMONG SSE TELECOM, INC., ALCATEL TELSPACE, S.A.,
                 AND CERTAIN STOCKHOLDERS OF SSE TELECOM, INC.


                                   STOCKHOLDER:

                                   O'HENRY PARTNERSHIP

                                   By: /s/ Kimerly G. Henry
                                      -----------------------------------
                                      Kimerly Henry, General Partner
                                      522 Cedar Creek Grade
                                      Winchester, VA 22601
                                      Telefax No.:  (540) 662-0063
                                                  -----------------------

                                   Shares of Common Stock:  141,339
                                                          ---------------

                                   Date of Execution:  September 3, 1996
                                                     --------------------


                                   THEODORE J. AND APRIL GEORGELAS,
                                   TENANTS BY THE ENTIRETY

                                   Shares of Common Stock:  113,071
                                                          ---------------

                                    /s/ Theodore J. Georgelas
                                   --------------------------------------
                                   Theodore J. Georgelas

                                   Address: 7601 Lewinsville Road #250
                                           ------------------------------
                                            McLean, VA 22102
                                   --------------------------------------

                                   Telefax No.: 703-893-3744
                                               --------------------------

                                   Date of Execution:  8/27/96
                                                     --------------------

                                   /s/ April Georgelas
                                   --------------------------------------
                                   April Georgelas

                                   Address:  720 Live Oak Dr.
                                           ------------------------------
                                             McLean, VA 22101
                                   --------------------------------------


                                   Telefax No.:  703 821-3273
                                               --------------------------

                                   Date of Execution:  8-30-96
                                                     --------------------

                                   PRESCAP LIMITED PARTNERSHIP, a West
                                   Virginia Limited Partnership


                                   By: /s/ Frank S. Trumbower
                                      -----------------------------------
                                       Frank S. Trumbower, General
                                        Partner
                                      1430 Spring Hill Road, Suite 200
                                      McLean, Virginia 22102
                                      Telefax No.:  703-893-0608

                                   Shares of Common Stock:  16,667
                                                          ---------------
                                   Date of Execution:  8-30-96
                                                     --------------------


                                   PRINZ (U.S.A.) DISTRIBUTORS, INC.,
                                   a Virginia Corporation


                                   By: /s/ Frank S. Trumbower
                                      -----------------------------------
                                      Frank S. Trumbower, President
                                      1430 Spring Hill Road, Suite 200
                                      McLean, Virginia 22102
                                      Telefax No.:  703-893-0608

                                   Shares of Common Stock:  105,000
                                                          ---------------

                                   Date of Execution:  8-30-96
                                                     --------------------

                                   AVENEL CAPITAL MANAGEMENT, INC. a
                                   Virginia Corporation


                                   By: /s/ Frank S. Trumbower
                                      -----------------------------------
                                      Frank S.Trumbower, President
                                      1430 Spring Hill Road, Suite 200
                                      McLean, Virginia 22102
                                      Telefax No.:  703-893-0608

                                   Shares of Common Stock:  10,000
                                                          ---------------

                                   Date of Execution:  8-30-96
                                                     --------------------